UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2021

CF ACQUISITION CORP. VIII

(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 East 59th Street,
New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	CFFEU	The Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	CFFE	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CFFEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

CF Acquisition Corp. VIII, a Delaware corporation (the “Company”), was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The amended and restated certificate of incorporation of the Company (the “Charter”) provides that, prior to the consummation of the Business Combination, the Company shall provide all holders of shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A common stock”) included as part of the units sold in the Company’s initial public offering (the “Public Shares”) with the opportunity to have their Public Shares redeemed upon the consummation of the Business Combination pursuant to, and subject to the limitations of, the terms of the Charter; provided, however, that the Company shall not redeem or repurchase Public Shares to the extent that such redemption would result in failure of the Company, or any entity that succeeds the Company as a public company, to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended, (or any successor rule) of at least $5,000,0001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”), redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. In the Company’s (i) audited balance sheet as of March 16, 2021, as previously restated in the Company’s Quarterly Report for the quarterly period ended March 31, 2021 on Form 10-Q filed with U.S. Securities and Exchange Commission (the “SEC”) on May 17, 2021, (ii) unaudited financial statements as of and for the three months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021, and (iii) unaudited financial statements as of and for the six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021 (collectively, the “Financial Statements”), the Company classified a portion of the Public Shares in permanent equity, or total stockholder’s (deficit) equity. Although the Company did not specify a maximum redemption threshold, the Charter provision described above does not permit the Company to redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Management has now determined, after consultation with its advisors, that the Public Shares can be redeemed or become redeemable subject to the occurrence of future events considered to be outside the Company’s control. Accordingly, the Company’s management has concluded that the Company should present all Public Shares as temporary equity and recognize accretion from the initial book value to redemption value at the time of the Company’s initial public offering and in accordance with ASC 480.

On December 17, 2021, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) concluded, after discussion with the Company’s management, that the Financial Statements should no longer be relied upon due to changes required to reclassify all of the Company’s Public Shares in temporary equity. As such, the Company intends to file an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 reflecting this reclassification (the “Amended Third Quarter 10-Q”). The adjustments to the Financial Statements will be set forth through expanded disclosure in the financial statements included in the Amended Third Quarter 10-Q.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with WithumSmith+Brown, PC, the Company’s independent registered accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF Acquisition Corp. VIII

	By:	/s/ Jane Novak
		Name:	Jane Novak
		Title:	Chief Financial Officer

Dated: December 17, 2021

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